UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CIRCUIT CITY STORES, INC.
(Name of Registrant as Specified in Its Charter)

WATTLES CAPITAL MANAGEMENT, LLC HKW TRUST MARK J. WATTLES JAMES A. MARCUM ELLIOTT WAHLE DON R. KORNSTEIN ANTHONY BERGAMO ALEXANDER M. BOND
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED APRIL 28, 2008

WATTLES CAPITAL MANAGEMENT, LLC

_______, 2008

Dear Fellow Shareholders:

Wattles Capital Management, LLC (“WCM”), and the other participants in this solicitation (collectively, the “Wattles Group”) are the beneficial owners of an aggregate of 11,044,200 shares of common stock of Circuit City Stores, Inc. (“Circuit City” or the “Company”), representing approximately 6.5% of the outstanding shares of common stock of the Company.  WCM does not believe that the current Board of Directors of the Company is acting in your best interests.  Specifically, we believe that the Company’s operating performance and stock performance have significantly deteriorated under the existing Board and senior management team, in turn causing substantial erosion of shareholder value.  Additionally, we are deeply concerned by the Board’s track record of rejecting what has appeared to be legitimate third-party interest in acquiring the Company for a premium, including the recent offer of Blockbuster Inc. to acquire the Company for between $6.00 and $8.00 per share in cash.  We are therefore seeking your support at the annual meeting of shareholders (the “Annual Meeting”) scheduled to be held at ________ located at ___ _______, _______, ______ ______ on _____, 2008 at __:__ _.m., local time for the following:

1.
To elect four of WCM’s director nominees, James A. Marcum, Elliott Wahle, Don R. Kornstein and Anthony Bergamo, to serve as directors of the Company for a three-year term ending in 2011 and to elect WCM’s other director nominee, Alexander M. Bond, to serve as a director of the Company for a two-year term ending in 2010;

2.
If a majority of WCM’s nominees are elected in Proposal 1, to remove, without cause, each member of the Circuit City Board, including any director (other than those elected by the Company’s shareholders at the Annual Meeting) elected or appointed to the Circuit City Board by such directors to fill any vacancy on the Circuit City Board or any newly-created directorships at any time from February 28, 2008 until and including the conclusion of the Annual Meeting; and

3.
If applicable, to (i) repeal any amendments adopted by the Circuit City Board without shareholder approval to the Company’s Bylaws, as amended as of August 21, 2007 (the “Bylaws”), between August 21, 2007 and up through and including the Annual Meeting, (ii) repeal any new bylaws adopted by the Circuit City Board between August 21, 2007 and up through and including the Annual Meeting and (iii) provide that the Circuit City Board may not reinstate or amend any amended bylaw or new bylaw that is repealed by shareholders pursuant to this proposal.

WCM urges you to consider carefully the information contained in the attached Proxy Statement and then support its efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the shareholders on or about _____, 2008.

If you have already voted for the incumbent management slate using the GOLD proxy card, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact MacKenzie Partners, Inc., which is assisting us, at their address and toll-free numbers listed on the following page.

Thank you for your support,

Mark J. Wattles
Wattles Capital Management, LLC

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of WCM’s proxy materials, please call
MacKenzie Partners, Inc. at the phone numbers listed below.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com

or

CALL TOLL FREE (800) 322-2885

PRELIMINARY COPY, DATED APRIL 28, 2008

2008 ANNUAL MEETING OF THE SHAREHOLDERS

OF

CIRCUIT CITY STORES, INC.

_____________________

PROXY STATEMENT

OF

WATTLES CAPITAL MANAGEMENT, LLC

_____________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD TODAY

Wattles Capital Management, LLC, a Delaware limited liability company (“WCM”), is a significant shareholder of Circuit City Stores, Inc. (“Circuit City” or the “Company”).  WCM does not believe that the current Circuit City Board of Directors (the “Board”) is acting in the best interests of its shareholders.  We are therefore seeking your support at the annual meeting of shareholders scheduled to be held at __________________, __________, _________ ________, on _______________ __, 2008, at __:__ _.m. (local time), including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), for the following:

1.
To elect four of WCM’s director nominees, James A. Marcum, Elliott Wahle, Don R. Kornstein and Anthony Bergamo, to serve as directors of the Company for a three-year term ending in 2011 and to elect WCM’s other director nominee, Alexander M. Bond, to serve as a director of the Company for a two-year term ending in 2010 (collectively, the “Nominees”);

2.
If a majority of the Nominees are elected in Proposal 1, to remove, without cause, each member of the Board, including any person (other than those elected by the Company’s shareholders at the Annual Meeting) elected or appointed to the Board by such directors to fill any vacancy on the Board or any newly-created directorships at any time from February 28, 2008 until and including the conclusion of the Annual Meeting; and

3.
If applicable, to (i) repeal any amendments adopted by the Board without shareholder approval to the Company’s Bylaws, as amended as of August 21, 2007 (the “Bylaws”), between August 21, 2007 and up through and including the Annual Meeting, (ii) repeal any new bylaws adopted by the Board between August 21, 2007 and up through and including the Annual Meeting and (iii) provide that the Board may not reinstate or amend any amended bylaw or new bylaw that is repealed by shareholders pursuant to this proposal.

According to the Company’s Proxy Statement, two other proposals will be presented at the Annual Meeting for consideration by shareholders.  The Company is seeking shareholder support (i) to approve the Company’s 2008 Annual Performance-Based Incentive Plan and (ii) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.  We do not object to either of these proposals.

WCM, HKW Trust, a trust organized under the laws of Nevada (the “Trust”), Mark J. Wattles (“Mr. Wattles”) and the Nominees are members of a group formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation (collectively, the “Wattles Group”).

As of ________ __, 2008, the approximate date on which this Proxy Statement is being mailed to shareholders, the members of the Wattles Group were collectively the beneficial owners of an aggregate of 11,044,200 shares of common stock of the Company, $0.50 par value per share (the “Shares”), which currently represent approximately 6.5% of the issued and outstanding Shares.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the shareholders on or about _____, 2008.

Circuit City has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as April 17, 2008 (the “Record Date”).  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were 168,806,491 Shares outstanding and entitled to vote at the Annual Meeting.  The participants in this solicitation intend to vote all of their Shares entitled to be voted FOR the election of the Nominees to the Circuit City Board, FOR the removal of all existing directors (other than those elected at the Annual Meeting), FOR the repeal of any amendments to the Bylaws or any newly created Bylaws by the Board, FOR the Company’s proposal to approve the Company’s 2008 Annual Performance-based Incentive Plan and FOR the Company’s proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors to serve for the 2009 fiscal year.

WCM’S NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF THE COMPANY’S SHAREHOLDERS.  WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF CIRCUIT CITY CAN BEST BE EXPRESSED THROUGH THE ELECTION OF THE NOMINEES AND THE REMOVAL OF EACH OF THE EXISTING MEMBERS OF THE BOARD (OTHER THAN THOSE ELECTED AT THE ANNUAL MEETING).  ACCORDINGLY, WE URGE YOU TO VOTE YOUR GOLD PROXY CARD FOR JAMES A. MARCUM, ELLIOTT WAHLE, DON R. KORNSTEIN, ANTHONY BERGAMO AND ALEXANDER M. BOND AND FOR THE REMOVAL OF ALL EXISTING DIRECTORS (OTHER THAN THOSE ELECTED AT THE ANNUAL MEETING).

THIS SOLICITATION IS BEING MADE BY WCM AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF CIRCUIT CITY.  WCM IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, OF WHICH WCM IS NOT AWARE A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IF YOU HAVE ALREADY SENT A WHITE PROXY CARD FURNISHED BY CIRCUIT CITY’S MANAGEMENT TO CIRCUIT CITY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF WCM’S NOMINEES AND THE PROPOSALS DESCRIBED HEREIN BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN

NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO WCM, C/O MACKENZIE PARTNERS, INC., WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF CIRCUIT CITY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.  SEE “RECORD DATE AND VOTING” ON PAGE ____.

IMPORTANT

Your vote is important, no matter how many or few Shares you own.  WCM urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of WCM’s Nominees and the Proposals.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to WCM, c/o MacKenzie Partners, Inc., in the enclosed envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to WCM.  Remember, you can vote for our five independent nominees only on our GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of WCM’s proxy materials, please call
MacKenzie Partners, Inc. at the phone numbers listed below.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com

or

CALL TOLL FREE (800) 322-2885

REASONS FOR OUR SOLICITATION

We are significant shareholders of the Company.  As significant shareholders of Circuit City, we have one simple goal – to maximize the value of the Shares for all shareholders.

We do not believe that the existing Board has served the best interests of the Company’s shareholders. We question the willingness of the existing Board to hold senior management accountable for the Company’s poor operating performance and the adverse impact it has had on shareholder value.  Without change to the existing Board, we fear that the Company’s intrinsic value will continue to erode further.

Specifically, our concerns include the following:

•	Circuit City’s stock performance has significantly deteriorated under senior management and the Board;

•	Circuit City’s operational performance has significantly deteriorated under senior management and the Board;

•	Circuit City’s ill-advised and poorly executed turnaround strategy has eroded shareholder value; and

•	Circuit City’s track record of rejecting third-party interest in acquiring the Company and refusing to negotiate potential transactions that could maximize shareholder value;

We Are Concerned with the Company’s Poor Stock Performance

Circuit City’s stock performance has declined precipitously over the past 16 months.  In fact, the Company’s current stock price is down approximately 84% compared to where the stock price was on March 1, 2006 when Phillip Schoonover, the Company’s current Chairman, President and CEO, became CEO.   On March 1, 2006, the day Mr. Schoonover became CEO, the Company’s stock price closed at $23.13.  The Company’s stock price closed at $3.72 on January 18, 2008, the business day before WCM filed its initial Schedule 13D.  On April 25, 2007, the Company’s share price closed at $17.81.  A year later, on April 25, 2008, the Company’s share price closed at $4.69, which takes into account a recent increase from a low of $3.66 per share on March 14, 2008 in light of the offer by Blockbuster Inc. to acquire the Company for between $6.00 and $8.00 per share in cash.

We Are Concerned with the Company’s Poor Operational Performance

We are deeply concerned with the Company’s deteriorating operating performance, particularly over the past fiscal year.   On the fiscal 2008 fourth quarter conference call, Mr. Schoonover, himself, admitted, “Financially, fiscal year 2008 was a very disappointing year.”

Circuit City’s net income was approximately $140 million in fiscal 2006, declining to a loss of more than $8 million in fiscal 2007, and then ballooning to a loss of $320 million in fiscal 2008.  By contrast, Circuit City’s primary competitor, Best Buy Co., Inc. (“Best Buy”) had net income of $1.1 billion in fiscal 2006, increasing to $1.3 billion in fiscal 2007, and then increasing to $1.4 billion for fiscal 2008.

 Circuit City’s revenue decreased 5.5 percent from $12.4 billion in fiscal 2007 to $11.7 billion in fiscal 2008, with a decrease in domestic segment comparable store sales of 8.1 percent.  By contrast, Best Buy, who operates in the same industry and macro-environment, increased revenue 11.4% from $35.9 billion in fiscal 2007 to $40.0 billion in fiscal 2008, with an increase in domestic segment comparable store sales of 4.1%.

Circuit City’s consolidated gross profit margin was 20.7 percent in fiscal 2008, a decrease of 291 basis points from 23.6 percent in fiscal 2007.  By contrast, Best Buy’s consolidated gross profit margin was 23.9% in fiscal 2008, a decrease of only 50 basis points from 24.4% in fiscal 2007.

We believe the existing Board has failed to hold senior management accountable and to adequately address the Company’s severe operating performance issues.  We question how the Company’s operational performance could decline so precipitously given the relatively strong performance of its most direct industry competitor and despite the Company’s significant competitive advantages, including:

•	Its powerful brand with a long history and enormous reach across a wide range of demographic groups;

•	National advertising capabilities;

•	A store base that has been and still has the ability to be very productive; and

•	Its strong cash position, minimal debt and access to a newly-expanded line of credit.

We Are Concerned with the Company’s Poorly Executed Turnaround Strategy

The Company’s turnaround efforts led by Mr. Schoonover and his senior management team have resulted in a substantial decline in the Company’s operating performance and significant loss of shareholder value.  Approximately two years ago, after what turned out to be a temporary industry-wide oversupply of flat-panel TVs, Circuit City’s senior management initiated a “turnaround” to address what it perceived as a permanent reset to a lower level of gross margins in the industry. Since then, the competition’s gross margins have essentially recovered, but Circuit City’s have further deteriorated, resulting in a “turnaround” that has unfortunately gone in the wrong direction.

Circuit City has focused on cost-cutting measures with what appears to be very little, if any, consideration for their negative impact on revenue and gross profit. Circuit City’s senior management has repeatedly touted the fact that they have cut $200 million of annualized selling, general and administrative expenses while ignoring the fact that approximately $500 million of gross profit has been wiped-out.

We believe the failure of the “turnaround” to date has also been due, in part, to senior management searching for a “silver bullet” rather than focusing on basic retail execution, such as having the right products for sale, priced strategically, displayed well, and sold by the right people. As a result, Circuit City’s performance is now significantly worse than when the turnaround first began. Through a combination of poor decision-making and poor execution, Circuit City’s so-called “turnaround” has adversely impacted the Company's operating performance.

While market conditions and outside factors such as increased competition from mass merchants may have contributed, in part, to the Company’s poor performance, we believe this Board and senior management team is primarily responsible for the Company’s deteriorating performance.  It should be noted that several other electronics specialty retailers affected by those same outside factors have increased their revenue and earnings over the same period during which Circuit City’s revenue and earnings have declined.

Circuit City’s senior management even admits that the Company is to blame for its poor performance.  Consider the following statements by the Company’s Chairman, President  & CEO, CFO and SVP, Merchandising on the fiscal 2008 fourth quarter conference call:

Bruce Besanko (CFO):

“So the short answer is, I think, much or all of that gross margin can come back. We've experienced a decline in gross margin this year in the second quarter, the third quarter and now the fourth quarter of 300 or more basis points. As Phil had indicated, the basis of this erosion really began at the end of fiscal '07 with the rapid commoditization of flat-panel TVs.  Unfortunately, we aggravated the situation with the transformation work in the stores this past year, by inducing too much change too quickly.  The consequence of that activity was a depressed margin that we saw, again in the second, third and now in the fourth quarter.   The good news is that it is all self-induced and it is all within our control to fix.” (emphasis added)

John Kelley (SVP, Merchandising):

“And I will reiterate what Bruce says. I would say that it's all self-induced by Circuit City and we have a plan to recover this.”  (emphasis added)

Philip Schoonover (Chairman, President & CEO):

“….we know in the marketplace that there are retailers that perform at higher margins and have not seen the precipitous deterioration that we experienced.”

To us, these statements speak for themselves and demonstrate that the Company’s turnaround plan has been disastrous for the Company’s shareholders.

We Are Concerned with the Company’s History of Rejecting What Appears to be Legitimate Third Party Interest in Acquiring the Company for a Premium

On three separate occasions in the last five years, the existing Board has rejected what appeared to be legitimate interest in acquiring the Company. In June 2003, the Board rejected an offer of $8 per Share. Then in February 2005, the Board rejected an offer of $17 per Share. Circuit City recently closed at $4.69 per Share, and we believe this share price would even be lower if not for the recent offer of Blockbuster Inc. to acquire the Company for between $6.00 and $8.00 per share in cash.

In WCM’s April 2, 2008 letter to the Board, we cautioned the Company “not to summarily dismiss any legitimate, third party interest in acquiring or merging with the Company.”   Subsequently, on April 14, 2008, Blockbuster Inc. (“Blockbuster”) announced that it has offered to acquire Circuit City for between $6.00 and $8.00 per share in cash, subject to due diligence. The offer was made in a letter sent to Philip Schoonover on February 17th on behalf of the Blockbuster Board of Directors, which stated that it fully supports the offer.

Unfortunately, to date, the existing Board has failed to provide due diligence necessary to allow Blockbuster to make a definitive proposal. We believe Circuit City shareholders deserve to have the opportunity at the present time to decide whether they want to receive a fair price for the Company now, before shareholder value is even further eroded.   We also believe that Circuit City shareholders should have the ability to determine whether it is in their best interests for the Company to be sold to a potential acquiror.  We question whether the existing members of the Board are fulfilling their fiduciary duties to act in the best interests of shareholders when they continue to refuse to negotiate potential transactions with bona fide third party bidders that could maximize shareholder value.

We believe that an acquisition for between $6 and $8 per share is in the best interest of Circuit City shareholders.  There are several reasons why this offer should be taken seriously and why Circuit City should immediately provide access to due diligence information and commence good-faith negotiations:

•	Blockbuster is not a competitor of Circuit City so providing such information poses no competitive threat;

•	Blockbuster’s Board fully supports the offer;

•	Carl Icahn, or an affiliate, appears willing to and capable of helping to finance the offer;

•
Cooperating with Blockbuster’s request to perform “a very short due diligence process immediately” is necessary to answer the very transaction financing questions the Company has cited in its effort to thwart Blockbuster;

•
Blockbuster could raise a significant portion of the financing from Circuit City’s own balance sheet, including, but not limited to, excess cash on hand, a multi-million dollar tax refund due to the Company this summer and proceeds from a potential sale of the Company’s international InterTAN subsidiary;

•
James Keyes, Blockbuster’s Chairman and CEO, stated in a letter to Phil Schoonover that the Blockbuster offer is “conditioned upon timely commencement of the due diligence process,” and has subsequently indicated to the media that Blockbuster is unlikely to pursue a hostile bid for Circuit City; and

•	If Blockbuster withdraws its offer because of a lack of cooperation by the Board, we believe Circuit City shareholders will be immediately and substantially damaged.

We believe that due diligence should be permitted.  During the due diligence process, the ability of Blockbuster to finance the transaction and the ultimate structure of the financing can be fully fleshed out by all parties.  In the meantime, the Board should not take any actions aimed at further rebuffing Blockbuster, imposing roadblocks to the consummation of a transaction, or adopting any plans that make a change of control more costly.

WE BELIEVE THE ELECTION OF THE NOMINEES REPRESENTS THE BEST OPPORTUNITY FOR STOCKHOLDERS TO MAXIMIZE THE VALUE OF THEIR SHARES

If elected, our Nominees will explore all strategic alternatives to maximize shareholder value, including seeking to put in place a world class Chief Executive Officer and a senior management team committed to successfully implementing the right plan to turnaround the Company and unlock shareholder value.  Our Nominees will also, if elected, fully consider and negotiate any and all legitimate offers to acquire or merge with the Company, and will allow shareholders the opportunity to decide for themselves whether or not any third party proposal or offer at a reasonable premium to the current stock price is the best way to maximize shareholder value.  Our plans for change at Circuit City include:

•	Replace the current Chairman, President and CEO with a seasoned executive capable of restoring credibility with employees, vendors and shareholders;

•	Focus on the “customer experience” and strategies for making the current stores more productive;

•	Begin addressing the actual issues facing the Company with an emphasis on driving store traffic and increasing revenue;

•	Focus on the most immediate and least capital-intensive opportunities to improve the health of the business; and

•	Develop and articulate a deliverable promise for the new “The City” brand that works within the realities of the current store footprints.

We believe that our Nominees can successfully guide a turnaround at Circuit City.  WCM previously led a successful turnaround of Ultimate Electronics, Inc. (“Ultimate Electronics”), a 32-store chain of consumer electronics stores, after its bankruptcy in 2005.  The success of the Ultimate Electronics turnaround is relevant to what the Nominees can do for Circuit City.  Similar to Ultimate Electronics, the Circuit City stores are approximately 33,000 square feet and compete head-to head with Best Buy Co., Inc.  Additionally, many of the same operational issues currently plaguing Circuit City were also adversely affecting Ultimate Electronics when WCM first became involved, including poor assortment planning and in-store merchandising, suboptimal and inconsistent pricing, ineffective promotional strategies, and high store-level employee turnover coupled with low morale.

To improve Ultimate Electronics, WCM assembled a new management team and worked with them to formulate and implement a company-wide plan to build sales while increasing gross margin, and in the process restore the health of the business.  This was accomplished by focusing on increasing revenue through solid retail execution, including improving the product assortment and in-store merchandising, rationalizing and integrating pricing with the promotional strategy, and rebuilding the stores’ sales culture and employee morale.  As a result, Ultimate Electronics stores today have positive same store sales, increasing gross margins and increasing EBITDA.  We believe that our Nominees can help accomplish the same turnaround success with Circuit City.

Unless the Proposal to remove all existing members of the Board (other than those elected at the Annual Meeting) is approved at the Annual Meeting, our Nominees will, if elected, constitute a minority of the Board, at least until the next Annual Meeting or some other change in composition of the Board.  Accordingly, the Nominees will not be able to adopt any measures, including the replacement of Philip Schoonover as President and CEO, without the support of at least some members of the current Board. The Nominees therefore should be expected to articulate and raise their concerns about Circuit City’s business activities and strategy to maximize shareholder value with the rest of the Board members.

If a majority of the Nominees are elected and the Proposal to remove all existing members of the Board (other than those elected at the Annual Meeting) is approved at the Annual Meeting, the Nominees will comprise a majority of the entire Board, at least until the resulting vacancies are filled by either the Board or shareholders.  In such case, the Nominees will pursue the appropriate courses of action for the Company that they believe are in the best interests of the shareholders and which they believe will maximize shareholder value, including seeking the replacement of Philip Schoonover as President and CEO.  Under Mr. Schoonover’s employment agreement,  a ‘change in control’ occurs if a majority of the incumbent members of the Board is replaced.  According to the Company’s Proxy Statement, if Mr. Schoonover is terminated following such a change in control,  he will be due approximately $7.1 million in cash severance and other benefits.  This pales in comparison to the Company’s loss of shareholder value since he took office.

BACKGROUND TO OUR SOLICITATION

•	We made our first investment in Shares of Circuit City in May 2006.

•	On February 25, 2008, WCM delivered a letter to the Corporate Secretary of Circuit City (the “Nomination Letter”) nominating the Nominees for election to the Board at the Annual Meeting.

•	On February 25, 2008, the Company issued a press release confirming receipt of the Nomination Letter.

•	On February 28, 2008, Circuit City delivered a letter notifying us that there would be four directors up for election at the Annual Meeting, not five as we had originally anticipated.

•	On February 28, 2008, WCM delivered a letter to the Corporate Secretary of Circuit City (the “Proposal Letter”) submitting two business proposals for consideration at the 2008 Annual Meeting.

•
On February 28, 2008, Circuit City issued a press release confirming receipt of the Proposal Letter and stating that the Board intended to review the Proposals and the qualifications of the Nominees in accordance with its fiduciary duties.

•
On April 2, 2008, WCM sent a public letter to the Board on behalf of the Group expressing the Group’s significant concerns with Circuit City's current business strategy and requesting certain immediate actions be taken by the Board, including replacing Philip Schoonover as the Company’s Chairman and CEO and changing the Company’s focus to immediate and minimally capital-intensive opportunities available to the Company for improving the health of the Company’s business.  The letter expressed our belief that there is potential to unlock significant value in Circuit City in the near and long term but that the Company’s “turnaround” efforts have been disastrous.  The letter outlined the qualifications and experience of the Group, including WCM’s successful turnaround of a 32-store chain of consumer electronics stores that were acquired as a result of the bankruptcy of Ultimate Electronics, Inc. in 2005.  The letter further explained that we were declining Circuit City’s request that the Nominees meet with the Board’s Nominating & Governance Committee to discuss the Nominees’ qualifications, based on our belief that the Nominees’ qualifications should have been apparent to the Company from information provided in the Nomination Letter.  Additionally, we demanded that the Board engage a nationally recognized investment bank to evaluate any indications of interest from a potential acquirer or merger partner and requested a meeting with the Board as soon as possible in order to discuss our concerns.

•	On April 4, 2008, the lead director of the Board, Mikael Salovaara, delivered a letter to WCM in response to our April 2 letter stating Mr. Salovaara would contact us in due course.

•
On April 11, 2008, Mark Wattles and Alexander Bond of WCM met with lead independent director Mikael Salovaara and Timothy Ingrassia of Goldman, Sachs & Co. (“Goldman”), Circuit City’s financial advisor, to discuss issues in connection with the Annual Meeting.

•	WCM has had subsequent discussions with Goldman regarding a possible agreement in connection with the Annual Meeting between WCM and the Company.

•	On April 14, 2008, Blockbuster issued a press release announcing that it had offered to acquire Circuit City for at least $6.00 per share in cash, subject to due diligence.

•
On April 14, 2008, Circuit City issued a press release confirming receipt of the Blockbuster’ offer and stating that the Board would continue to carefully consider and evaluate the Blockbuster Offer.  Circuit City did not convey any plans it had to allow Blockbuster to conduct the diligence necessary for the Blockbuster Offer.

•
On April 23, 2008, we delivered a letter to the Board urging Circuit City to permit Blockbuster to conduct proper due diligence relating to the Blockbuster’s offer.  In the letter we explained why we believed the Board should provide immediate access to due diligence information and commence good-faith negotiations with Blockbuster, including the fact that Blockbuster is not a competitor of Circuit City, Blockbuster’s Board of Directors fully supports the Blockbuster Offer, Carl Icahn or an affiliate would be willing to finance the deal, Blockbuster could raise a significant portion of the financing from the Company’s balance sheet, the Blockbuster Offer would be supported by a majority of the Company’s shareholders and the Blockbuster Offer is conditioned on a timely commencement of the due diligence process.  The letter also expressed our belief that an acquisition for between $6 and $8 per share is in the best interest of Circuit City shareholders.

•
On April 23, 2008, Circuit City issued a statement in response to our letter merely stating that the Company’s financial adviser believes that Blockbuster’s offer could not be consummated in light of the “difficult current financing environment.”

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Circuit City Board is currently composed of twelve directors divided into three classes serving staggered three-year terms.  One class of directors is elected by the shareholders annually.  According to the Company’s proxy materials, five directors will be elected at the Annual Meeting; four directors who will serve for a three-year term ending in 2011 and one director who will be elected for a two-year term ending in 2010.  WCM is seeking your support at the Annual Meeting to elect the Nominees in opposition to Circuit City’s director nominees.

THE NOMINEES

WCM has nominated five highly qualified nominees who we believe possess the expertise necessary to work to restore investor faith and enhance shareholder value.  The Nominees are independent of the Company in accordance with Securities and Exchange Commission and New York Stock Exchange Regulations on board independence and are committed to exploring all alternatives to increase shareholder value.  If elected, the Nominees are committed to acting in the best interest of Circuit City shareholders and will pursue their efforts diligently and promptly.

Set forth below are the name, age (as of __________, 2008), business address, present principal occupation, employment history and directorships of publicly-held companies of each of the Nominees for at least the past five years.  This information has been furnished to WCM by the respective Nominees.  Each of the Nominees has consented to serve as a director of the Company and be named in this Proxy Statement as a nominee.  Each of the Nominees is at least 18 years of age.  None of the entities referenced below is a parent or subsidiary of the Company.

Name and Business Address	Age	Present Principal Occupation and Five Year Employment History

James A. Marcum c/o Tri-Artisan Capital Partners 110 East 59th Street, 37th Floor New York, New York 10022	48
Mr. Marcum is an Operating Partner and has served as an Operating Executive of Tri-Artisan Capital Partners, LLC, a merchant banking firm, since January 2004.  In addition, since April 2007, Mr. Marcum has been a principal shareholder and has served as the Chairman and Chief Strategic Officer of Enabl-u Technologies Corp., an early stage interactive training and data management solutions provider.  From January 2005 to January 2006, he served in various capacities, including Chief Executive Officer and as a director, of Ultimate Electronics, Inc., a consumer electronics retailer specializing in home and car entertainment.  From May 2001 to July 2003, he served in various capacities, including as Executive Vice President and Chief Financial Officer and Executive Vice President of Operations, of Hollywood Entertainment Corporation, a video home entertainment specialty retailer.  Prior to Hollywood Entertainment Corporation, Mr. Marcum was recruited by private equity investors to serve in such roles as Executive Vice President and Chief Operating Officer of Lids, Inc., a specialty retailer of hats, and Vice Chairman and Chief Financial Officer of Stage Stores, Inc., a specialty retailer bringing branded apparel to small town America.  Mr. Marcum has also served in senior executive capacities at Melville Corporation, a conglomerate of specialty retail chains in the apparel, footwear, drug, health and beauty aids and furniture and accessories sectors.  Mr. Marcum currently serves as a director of Iconix Brand Group, Inc.

Elliott Wahle c/o Rustique Home Furnishings 114 Railside Road Toronto, Ontario M3A 1A3	56
Mr. Wahle serves as Chairman and Chief Executive Officer of Rustique Home Furnishings, a Toronto based importer and distributor of quality wood furnishing products.  He is Chairman and cofounder of Generation Capital Inc. and President of Rycom Enterprises, a private investment company.  Mr. Wahle also serves as an Operating Director of Tri-Artisan Capital Partners, a New York based Merchant Banking company.  Mr. Wahle has over thirty years of business leadership experience in both domestic and multinational corporations that span the Entertainment, Consumer Products and Retail industries.  His early career covered a period of ten years with the New York Yankees and the Toronto Blue Jays where he oversaw the development of the Player Personnel organizations.  He spent twelve years as the founding President of Toys “R” Canada followed by a five year stint as C.E.O. of Dylex Limited.  Mr. Wahle returned to Toys “R” US to oversee the development of its International Flagship Store in Times Square New York and then ran the Babies “R” Us organization until the company initiated a sale to Private Equity interests.  Mr. Wahle has a B.S. in Commerce from Rider University in Lawrenceville, New Jersey.  He currently serves on the Board of Skyservice Airlines as well as several not for profit organizations.

Don R. Kornstein c/o Alpine Advisors LLC 825 Lakeshore Blvd. Incline Village, Nevada 89451	56
Mr. Kornstein serves as the Managing Member of Alpine Advisors LLC, a strategic, management and financial consulting firm.  Mr. Kornstein previously served as interim Chairman and Chief Restructuring Officer of Bally Total Fitness, Inc. (“Bally”) prior to and at the time of its pre-packaged bankruptcy filing and through completion of the consensual restructuring process.  The events relating to Bally’s bankruptcy filing and restructuring process are not material to an evaluation of the ability or integrity of Mr. Kornstein to serve as a director of the Company.  Mr. Kornstein was appointed Chairman and Chief Restructuring Officer for his broad leadership skills and expertise to assist Bally in navigating through its operational and financial restructuring.  From 1994 through 2000, Mr. Kornstein was the President and Chief Executive Officer of Jackpot Enterprises Inc., an NYSE-listed company engaged in the gaming industry through the operation of over 5,000 gaming devices in a variety of retail establishments and casinos.  From 1977 through 1994, Mr. Kornstein was an investment banker at Bear, Stearns & Co. Inc., where he most recently served as a Senior Managing Director and head of the firm’s gaming industry practice.

Anthony Bergamo c/o MB Real Estate 335 Madison Avenue, 14th Floor New York, New York 10017	60
Mr. Bergamo has been a Director of SP Acquisition Holdings, Inc., since July 2007, where he serves on the Governance and Nominating Committee and as Audit Chairman.  Mr. Bergamo has served as the Chief Executive Officer of Niagara Falls Redevelopment, Ltd., a real estate development company, since August 1998.  He has held various positions with MB Real Estate, a property management company based in New York City and Chicago, since April 1996, including the position of Vice Chairman since May 2003.  From April 1996 until July 2007, Mr. Bergamo served as Managing Director with Milstein Hotel Group, a hotel operator.  Mr. Bergamo served as a director from 2002 to 2006 for of Lone Star Steakhouse & Saloon, Inc., an owner and operator of restaurants, where he served as the Chair of the Audit Committee.  He has also been a director since 1995, a Trustee since 1986 and currently is Chairman of the Audit Committee, and a member of the Executive and Nominating Committees of Dime Community Bancorp.  Mr. Bergamo is also the Founder and Chairman of the Federal Law Enforcement Foundation, a foundation that provides economic assistance to both federal and local law enforcement officers suffering from serious illness and to communities recovering from natural disasters, and has served as its Chairman since 1988.  Mr. Bergamo received a B.S. in history from Temple University and a J.D. from New York Law School.

Alexander M. Bond c/o Wattles Capital Management 7945 W. Sahara Ave. Las Vegas, Nevada 89117	38
Mr. Bond is a director and executive officer of Wattles Acquisition Corp., a special purpose acquisition corporation which currently has a registration statement on file with the Securities and Exchange Commission.  Since January 1, 2008, he has been a managing director of WCM.  From October 2005 until January 2008, Mr. Bond was a consultant to WCM and certain of its portfolio companies.  From March 2003 until July 2005, Mr. Bond was Senior Vice President of Finance and Business Development for Hollywood Entertainment Corporation, where his primary responsibility was overseeing the sale of the company, which occurred in April 2005.  From September 2000 until October 2002, Mr. Bond was a Principal at the investment banking firm of Thomas Weisel Partners, where he was head of the semiconductor and semiconductor capital equipment investment banking group.  Prior to September 2000, Mr. Bond held investment banking positions at Montgomery Securities (now Banc of America Securities) and senior executive positions in the retail industry, including with Hollywood Entertainment Corporation.  Mr. Bond does not have and has never had an operating role in Ultimate Acquisition Partners, LLP, an affiliate of WCM and competitor of the Company, which operates consumer electronics stores.

The Nominees understand that, if elected as directors of Circuit City, each of them will have an obligation under Virginia law to discharge his duties as a director in good faith, consistent with his fiduciary duties to Circuit City and its shareholders.

Unless the Proposal to remove all existing members of the Board (other than those elected at the Annual Meeting) is approved at the Annual Meeting, our Nominees will, if elected, constitute a minority of the Board, at least until the next Annual Meeting or some other change in composition of the Board.  Accordingly, the Nominees will not be able to adopt any measures without the support of at least some members of the current Board. The Nominees therefore should be expected to articulate and raise their concerns about Circuit City’s business activities and strategy to maximize shareholder value with the rest of the Board members.  If the Proposal to remove all existing members of the Board (other than those elected at the Annual Meeting) is approved at the Annual Meeting, the Nominees will comprise the entire Board, at least until the resulting vacancies are filled by either the Board or shareholders.  In such case, the Nominees will pursue the appropriate courses of action for the Company that they believe are in the best interests of the shareholders and which they believe will maximize shareholder value.

There can be no assurance that the actions the Nominees intend to take as described above will be implemented if they are elected or that the election of the Nominees will improve the Company’s business or otherwise enhance shareholder value.  Your vote to elect the Nominees does not constitute a vote in favor of WCM’s value-enhancing plans for Circuit City.  Your vote to elect the Nominees also does not constitute a vote in favor of any acquisition proposal, including Blockbuster’s offer.  If any acquisition proposal, including Blockbuster’s offer, is submitted for a vote of the shareholders, shareholders will be provided with a separate proxy statement and proxy card at such time.  Your vote to elect the Nominees will have the legal effect of replacing five incumbent directors of the Circuit City Board with the Nominees.  There can be no assurance that shareholder value will be maximized as a result of this solicitation or the election of the Nominees.

WCM and four of the Nominees, Messrs. Marcum, Wahle, Kornstein and Bergamo intend to enter into or have entered into compensation letter agreements (the “Compensation Agreements”) regarding compensation to be paid by WCM to such Nominees for their agreement to be named as and serve as a Nominee.  Pursuant to the terms of the Compensation Agreements, (i) WCM agreed to pay such Nominees $50,000 each in cash upon the submission of the nomination letter by WCM to the Company, and (ii) such Nominees each agreed to use the compensation (net of any estimated tax payments) to acquire securities of Circuit City.

WCM and four of the Nominees, Messrs. Marcum, Wahle, Kornstein and Bergamo intend to enter into or have entered into indemnification letter agreements (the “Indemnification Agreements”).  Pursuant to the Indemnification Agreements WCM agreed to indemnify each of such Nominees against claims arising from the solicitation of proxies from Circuit City’s shareholders in connection with the Annual Meeting.  Other than as stated herein, there are no arrangements or understandings between members of the Wattles Group and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of Circuit City if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to Circuit City or any of its subsidiaries or has a material interest adverse to Circuit City or any of its subsidiaries in any material pending legal proceedings.

WCM does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees.  In addition, WCM reserves the right to nominate substitute persons if Circuit City makes or announces any changes to the Bylaws or its Amended and Restated Articles of Incorporation or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees.  In any such case, Shares represented by the enclosed GOLD proxy card will be voted for such substitute nominees.  WCM reserves the right to nominate additional persons if Circuit City increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of WCM that any attempt to increase the size of the current Circuit City Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of Circuit City’s corporate machinery.

WE STRONGLY RECOMMEND THAT YOU VOTE
“FOR” THE ELECTION OF OUR FIVE NOMINEES.

PROPOSAL NO. 2

REMOVAL OF EXISTING DIRECTORS SERVING ON THE CIRCUIT CITY BOARD (OTHER THAN THOSE ELECTED AT THE ANNUAL MEETING)

WCM has presented this Proposal No. 2, which is only effective to the extent that a majority of its Nominees are elected at the Annual Meeting in connection with Proposal No. 1.  According to the Bylaws, any director may be removed from office, with or without cause, if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. We are seeking to remove without cause each member of the Board and any person (other than those elected by shareholders at the Annual Meeting) elected or appointed to the Board by such directors to fill any vacancy on the Board or any newly-created directorships.

The Board is currently composed of twelve directors as set forth below. Seven directors not up for election at the Annual Meeting will be removed if Proposal No. 2 is approved:

Name	Current Position
Philip J. Schoonover	Chairman of the Board, President and Chief Executive Officer
Barbara S. Feigin	Director
Allen B. King	Director
Carolyn Y. Woo	Director
James F. Hardymon	Director
Ronald M. Brill	Director
Carolyn H. Byrd	Director
Ursula O. Fairbairn[1]	Director
Alan Kane	Director
Mikael Salovaara	Director
J. Patrick Spainhour	Director
Ronald L. Turner	Director

REASONS FOR REMOVING EXISTING DIRECTORS OTHER THAN THOSE ELECTED AT THE ANNUAL MEETING

WCM recommends that you vote for the removal of all the directors serving on the Board other than those elected by the Company’s shareholders at the Annual Meeting.  We do not believe the current directors serving on the Board are acting in the best interests of shareholders for several reasons.  First, under the current Board the Company’s operating performance has significantly deteriorated.  Second, the Board has failed to hold Chairman, President and CEO Philip Schoonover accountable for his unsuccessful “turnaround” efforts, which have led to significant erosion of shareholder value.  Finally, the current members of the Board have refused to consider in good faith three bona fide offers to acquire or merge with the Company, including Blockbuster’s recent offer.  The most important reason for your vote to remove all of the directors is to allow the Circuit City shareholders to decide for

1 Ms. Fairbairn has notified the Board that she intends to resign her position as a member of the Board as of the Annual Meeting.

themselves whether to accept Blockbuster’ offer, or any other third-party acquisition proposal presented.  If our Nominees are elected, and Proposal No. 2 is approved, the Nominees, and the directors they appoint, if any, to fill the resulting Board vacancies, will, subject to their fiduciary duties, engage in open, good-faith discussions in connection with Blockbuster’s offer and any other third-party acquisition proposal that is presented.

By voting in favor of the removal of the existing directors (other than those elected at the Annual Meeting) without cause you can demonstrate your dissatisfaction with the performance of the Board.

If this proposal to remove all directors of the Board without cause (other than those elected at the Annual Meeting) is approved at the Annual Meeting and the Nominees are elected in connection with Proposal No. 1, then the Nominees will constitute the entire Board.  The Nominees will determine, in accordance with the Bylaws, whether to fill the resulting vacancies, to allow shareholders to fill the resulting vacancies or to fix the Board size, in accordance with the Bylaws, at five members.

If this proposal to remove all directors of the Board without cause (other than those elected at the Annual Meeting) is approved and the Nominees are elected, they will seek to replace Philip Schoonover as the Company’s President and CEO and potentially other members of senior management.  The termination of any employee could trigger certain change of control obligations. See “Change of Control Provisions.”

The GOLD proxy card delivered with this Proxy Statement provides each shareholder with the opportunity to adopt Proposal No. 2 in part by designating the names of any member of the Circuit City Board whom such shareholder does not want removed from the Circuit City Board.

Change Of Control Provisions:

            According to the Company’s Proxy Statement, in the event that WCM’s proposal to remove all of the existing directors of the Board is approved by shareholders and the Nominees are elected or shareholders fill such vacancies on the Board, the following change of control obligations will be triggered:

The Company has employment agreements with each of the named executive officers. The employment agreements provide that a change in control occurs if (i) an individual, entity or group acquires more than 35% of our common stock, (ii) a majority of the incumbent members of our board of directors is replaced, or (iii) there is a merger, consolidation or sale of substantially all of our assets. If a change in control occurs and an executive officer’s employment is terminated within a specified time period following the change in control, then the executive officer would be due certain benefits upon termination. Benefits would also be due if the executive officer voluntarily terminates for any reason in the 13th month following a change in control.

The following is reprinted from the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2008.

Termination without Cause following a Change in Control / Termination by Executive for Good Reason Following a Change in Control

Upon termination by us without cause following a change in control or termination by the executive officer for good reason following a change in control, the named executive officers are eligible for the following payments and benefits as of February 29, 2008:

Name	Cash Severance ($) (1)	Pro Rata Bonus for Termination Year ($)	Acceleration of Long-term Incentives ($) (2)	Present Value of Retirement Benefits ($)	Benefit Continuation ($) (3)	280G Excise Tax Gross-ups ($) (4)	Total ($)
Schoonover	3,600,000	—	1,654,800	—	202,360	1,638,561	7,095,721
Besanko	1,800,000	—	1,662,760	—	84,860	1,420,114	4,967,734
Hedgebeth	696,000	—	1,019,160	—	140,878	959,599	3,511,637
Jonas	627,040	—	1,019,160	—	136,490	870,846	3,280,576
Weedfald	571,200	—	884,088	—	116,294	867,960	3,010,742

(1)	Cash severance payable in a lump sum equal to the sum of current base salary and target annual bonus multiplied by two.

(2)
Immediate vesting of all outstanding stock awards, assuming the Compensation & Personnel Committee exercises its authority to accelerate vesting of all outstanding awards upon a change in control. Amount also includes payment of an accelerated portion of the cash retention award as follows: Mr. Schoonover, $0; Mr. Besanko, $1,000,000; Mr. Hedgebeth, $600,000; Mr. Jonas, $600,000; and Mr. Weedfald, $600,000.

(3)
Includes the value of continued participation in all health and welfare benefit plans for two years following termination, a lump sum payment equal to two times the cost of perquisites currently provided to each executive officer and outplacement fees not to exceed $50,000.

(4)
Includes reimbursement for the excise tax imposed by Section 4999 of the Internal Revenue Code, plus all taxes imposed on the reimbursement payment. However, in the case of each of Messrs. Besanko, Hedgebeth and Weedfald, the value of change in control severance benefits is capped at 2.99x base salary and most recent bonus paid (or if no bonus has been paid, his target annual bonus). This limit applies to the cash severance payments, outplacement fees, health and welfare benefits continuation and payments based on the cost of perquisites. The value of accelerated stock options and restricted shares is not subject to this limit. Excise tax reimbursements will continue to apply and may cause total benefits to exceed the 2.99 limit.

WE STRONGLY RECOMMEND THAT YOU VOTE
“FOR” THE PROPOSAL TO REMOVE THE EXISTING DIRECTORS SERVING ON THE BOARD (OTHER THAN THOSE ELECTED AT THE ANNUAL MEETING) WITHOUT CAUSE.

PROPOSAL NO. 3

PROPOSAL TO (i) REPEAL ANY AMENDMENTS ADOPTED BY THE CIRCUIT CITY BOARD WITHOUT SHAREHOLDER APPROVAL TO THE BYLAWS BETWEEN AUGUST 21, 2007 AND UP THROUGH AND INCLUDING THE ANNUAL MEETING, (ii) REPEAL ANY NEW BYLAWS ADOPTED BY THE CIRCUIT CITY BOARD BETWEEN AUGUST 21, 2007 AND UP THROUGH AND INCLUDING THE ANNUAL MEETING AND (iii) PROVIDE THAT THE CIRCUIT CITY BOARD MAY NOT REINSTATE OR AMEND ANY AMENDED BYLAW OR NEW BYLAW THAT IS REPEALED BY SHAREHOLDERS PURSUANT TO THIS PROPOSAL

WCM has presented this Proposal No. 3 for consideration at the Annual Meeting, which is only effective to the extent that the Board adopts any amendments to the Bylaws or adopts any new Bylaws between the date hereof and up through and including the Annual Meeting.  The Bylaws permit the Circuit City Board to amend the current Bylaws, or enact new Bylaws, without shareholder approval.  We are concerned that the Circuit City Board may use this power to enact restrictive Bylaws to hinder the implementation of change in the Company’s Board composition and business strategy and/or create obstacles to an agreement pursuant to the Blockbuster Offer or any other third-party acquisition proposal.

Shareholders have the authority to repeal any Bylaws adopted by the Circuit City Board.  Should the Circuit City Board implement restrictive Bylaws we urge you to repeal such Bylaws, making it possible to effect change at Circuit City in the best interest of all shareholders, not just management.

The Company has not made any amendments to the Bylaws or adopted any new Bylaws since August 21, 2007.

WCM does not intend to present this proposal for a vote of the shareholders at the Annual Meeting if the Company has not adopted any amendments to the Bylaws or adopted any new Bylaws between the date hereof and the time during the Annual Meeting at which this proposal would otherwise be voted upon.

IF THIS PROPOSAL IS VOTED UPON AT THE ANNUAL MEETING, WE STRONGLY RECOMMEND THAT YOU VOTE
“FOR” THE PROPOSAL.

PROPOSAL NO. 4

COMPANY PROPOSAL TO APPROVE THE COMPANY’S 2008 ANNUAL PERFORMANCE-BASED INCENTIVE PLAN

As discussed in further detail in the Company’s proxy statement, the Company is asking shareholders to approve the Company’s 2008 Annual Performance-Based Incentive Plan. In the Company’s proxy statement, the Company states that it is required to seek shareholder approval in order to preserve the Company’s federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, for performance awards made under the Incentive Plan. Section 162(m) generally does not allow a public company to obtain tax deductions related to compensation greater than $1 million paid in any year to any of its four most highly paid executive officers.

WE DO NOT OBJECT TO THE COMPANY’S PROPOSAL TO APPROVE THE COMPANY’S 2008 ANNUAL PERFORMANCE-BASED INCENTIVE PLAN.

PROPOSAL NO. 5

COMPANY PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Company’s audit committee engaged KPMG LLP as the Company’s independent auditors for the fiscal year 2009.  The Company is asking shareholders to ratify the appointment of KPMG LLP as independent auditors for the Company’s fiscal year 2009.

WE DO NOT OBJECT TO THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS TO SERVE FOR THE 2009 FISCAL YEAR.

Record Date and Voting

According to the Company’s proxy statement, as of April 17, 2008, the Company had outstanding 168,806,491 Shares entitled to be voted at the Annual Meeting.  Each share is entitled to one vote on each matter submitted to a vote of shareholders.  Only shareholders of record at the close of business on April 17, 2008 will be entitled to vote at the Annual Meeting.  If your shares are registered directly in your name with the Company’s transfer agent, you are considered with respect to those shares the shareholder of record, and these proxy materials are being sent directly to you.  As the shareholder of record, you have the right to submit your voting proxy directly to the Company using the enclosed proxy card or to vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.”  These proxy materials are being forwarded to you by your broker who is considered, with respect to those shares, the shareholder of record.  As the beneficial owner, you have the right to direct your broker to vote your shares, and your broker or nominee has enclosed a voting instruction card for you to use.  If your shares are held by a broker or nominee, please return your voting card as early as possible to ensure that your shares will be voted in accordance with your instructions.  You are also invited to attend the Annual Meeting; however, since you are not the shareholder of record, you may not vote these shares in person at the meeting.

Under Virginia law and the Bylaws, the presence of a quorum is required to transact business at the Annual Meeting.  For each of Proposals 1, 2, 3, 4 and 5 to be considered at the Annual Meeting, the presence, in person or by proxy, of a majority of the votes that shareholders are entitled to cast on the proposal is necessary to constitute a quorum for action on that matter.  Abstentions, votes withheld from any nominee and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present for purposes of determining the presence or absence of a quorum with regard to any proposal at the annual meeting.  The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Vote Required for Proposal 1.  The Bylaws provide for a “plurality” vote standard for director elections that are contested. With a “plurality” vote standard, the nominees at the Annual Meeting receiving the greatest number of “for” votes that are cast for the number of director positions available will be elected. Each director must be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote.  Shareholders may vote “for” all of the director nominees, “withhold” authority to vote for all of the nominees or “withhold” authority to vote for any individual nominee but vote for all other nominees.  Shares that are withheld from voting as to any nominee and broker non-votes will be counted for purposes of determining the votes present, but will have no other effect on the outcome of the vote on the election of directors.

Vote Required for Proposal 2, 3, 4 and 5.  The affirmative vote of a majority of the votes entitled to be cast on the matter is required for the approval of the proposal to remove the existing directors serving on the Board (other than those elected at the Annual Meeting) without cause.  If presented, the proposal to repeal any amendments to the Bylaws, or new

Bylaws, enacted without shareholder approval between August 21, 2007 and up through and including the Annual Meeting will be approved if the votes cast in favor of the action exceed the votes cast against it.  The Company’s 2008 Annual Performance-Based Incentive Plan will be approved if the votes cast in favor of the action exceed the votes cast against it.  Shares that are withheld and broker non-votes will not be taken into account and will have no effect on the outcome.

Any other shareholder proposals will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Abstentions and broker non-votes will not be considered cast either for or against a matter. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Shareholders of record may appoint proxies to vote their shares by signing, dating and mailing the GOLD proxy card in the envelope provided.  Shares represented by properly executed, but unmarked, GOLD proxy cards will be voted at the Annual Meeting FOR the election of the Nominees to the Circuit City Board, FOR removal of all existing directors (other than those elected at the Annual Meeting), FOR the repeal of any amendments to the Bylaws or any newly created Bylaws by the Board, FOR the Company’s proposal to approve the Company’s 2008 Annual Performance-based Incentive Plan, FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors to serve for the 2009 fiscal year, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

Rule 452 of the New York Stock Exchange permits a broker member to vote on certain routine, uncontested matters without specific instructions from the beneficial owners so long as the broker has transmitted proxy material to the beneficial owner at least 15 days prior to the annual meeting of shareholders.  It is our view to the extent that we distribute material to the brokers for forwarding on to beneficial owners, the election of directors becomes a contested item and therefore the brokers will not issue a “routine” vote on behalf of the beneficial owners that have not instructed the brokers as to how they wish to vote on the election of directors.  If a beneficial owner wishes to vote, they must provide the broker with specific instruction to vote.

You are being asked to elect the Nominees.  The enclosed GOLD proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees.  Accordingly, you will not have the opportunity to vote for any of Circuit City’s nominees.  You can only vote for Circuit City’s nominees by signing and returning a proxy card provided by Circuit City.  Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.  The participants in this solicitation intend to vote all of their Shares FOR the election of the Nominees to the Circuit City Board, FOR removal of all existing directors (other than those elected at the Annual Meeting), FOR the repeal of any amendments to the Bylaws or any newly created Bylaws by the Board, FOR the Company’s proposal to approve the Company’s 2008 Annual Performance-based Incentive Plan and FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors to serve for the 2009 fiscal year.

REVOCATION OF PROXIES

Shareholders of Circuit City may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered to WCM, c/o MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement.  Although a revocation is effective if delivered to Circuit City, WCM requests that either the original or photostatic copies of all revocations be mailed to WCM, c/o MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement so that WCM will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, MacKenzie Partners, Inc. may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees and approval of the Proposals described herein.

IF YOU WISH TO VOTE FOR THE ELECTION OF WCM’S NOMINEES TO THE CIRCUIT CITY BOARD AND FOR WCM’S OTHER PROPOSALS DESCRIBED HEREIN, INCLUDING THE REMOVAL OF THE EXISTING DIRECTORS SERVING ON THE BOARD (OTHER THAN THOSE ELECTED AT THE ANNUAL MEETING), PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

ADDITIONAL INFORMATION

The principal executive offices of Circuit City are located at 9950 Mayland Drive, Richmond, Virginia 23233.  Except as otherwise noted herein, the information concerning Circuit City has been taken from or is based upon documents and records on file with the Securities and Exchange Commission and other publicly available information.

PROXY SOLICITATION; EXPENSES

Executed proxies may be solicited in person, by mail, advertisement, telephone, telecopier, telegraph or email.  Solicitation may be made by the Wattles Group, including the Nominees, employees of WCM and its affiliates, none of whom will receive additional compensation for such solicitation.  Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders.  We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  We will reimburse these record holders for their reasonable out-of-pocket expenses.

In addition, WCM has retained MacKenzie Partners, Inc. to solicit proxies on its behalf in connection with the Annual Meeting.  MacKenzie Partners, Inc. will employ approximately [__] people in its efforts.  We have agreed to reimburse MacKenzie Partners, Inc. for its reasonable expenses and to pay to MacKenzie Partners, Inc. a fee of up to $[____].

The entire expense of our proxy solicitation is being borne by WCM.  In the event that our Nominees are elected to the Board, we will seek reimbursement of such expenses from Circuit City and will not submit such reimbursement to a vote of shareholders.  In addition to the engagement of MacKenzie Partners, Inc., described above, costs related to the solicitation of proxies include expenditures for printing, postage, legal and related expenses are expected to be approximately $[____], of which no amounts have been paid to date.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are WCM, the Trust and Messrs. Wattles, Marcum, Wahle, Kornstein, Bergamo and Bond.  The principal business of WCM is investing in public and private companies in the consumer products and retail sectors.  WCM indirectly owns a majority interest in Ultimate Acquisition Partners, LP, a Delaware limited partnership, which owns 32 consumer electronics retail stores under the name Ultimate Electronics.  The principal business of the Trust is acquiring, holding, managing and disposing of assets for the benefit of a member of Mr. Wattles’ family and The Wattles Family Foundation.  The principal occupation of Mr. Wattles is serving as President of WCM.  The principal business of Mr. Marcum is serving as an Operating Partner of Tri-Artisan Capital Partners, LLC.  The principal occupation of Mr. Wahle is serving as Chairman and Chief Executive Officer of Rustique Home Furnishings.  The principal occupation of Mr. Kornstein is serving as the Managing Member of Alpine Advisors LLC.  The principal occupation of Mr. Bergamo is serving as Vice Chairman of MB Real Estate.  The principal occupation of Mr. Bond is serving as a managing director of WCM.

The principal business address of WCM and the Trust is 7945 W. Sahara Ave., Suite 205, Las Vegas, NV 89117.  The principal business address of Mr. Wattles is 321 W. 84th Avenue, Suite A, Thornton, CO 80260.  The principal business address of Mr. Marcum is c/o Tri-Artisan Capital Partners, 110 East 59th Street, 37th Floor, New York, New York 10022.  The principal business address of Mr. Wahle is c/o Rustique Home Furnishings, 114 Railside Road, Toronto, Ontario M3A 1A3.  The principal business address of Mr. Kornstein is c/o Alpine Advisors LLC, 825 Lakeshore Blvd., Incline Village, Nevada 89451.  The principal business address of Mr. Bergamo is c/o MB Real Estate, 335 Madison Avenue, 14th Floor, New York, New York 10017.  The principal business address of Mr. Bond is c/o Wattles Capital Management, LLC, 7945 W. Sahara Ave., Las Vegas, NV 89117.

WCM beneficially owns 11,000,000 Shares of the Company, consisting of 1,000,000 Shares owned by the Trust.  The 11,000,000 Shares beneficially owned by WCM constitutes approximately 6.5% of the Shares outstanding.  Because Mr. Wattles owns all of the membership interests of WCM and serves as sole trustee of the Trust, he may be deemed to beneficially own the 11,000,000 Shares beneficially owned by WCM and the Trust.  Mr. Bond directly owns 10,000 Shares.  Mr. Bergamo directly owns 15,000 Shares.  Mr. Kornstein directly owns 5,500 Shares.  Mr. Marcum directly owns [6,200] Shares.  Mr. Wahle directly owns 7,500 Shares.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of Messrs. Marcum, Wahle, Kornstein, Bergamo and Bond is deemed to beneficially own the 11,000,000 Shares owned by WCM, constituting approximately 6.5% of the Shares outstanding.  Each of Messrs. Marcum, Wahle, Kornstein, Bergamo and Bond disclaims beneficial ownership of the Shares owned by WCM and the Trust.

For information regarding purchases and sales of securities of Circuit City during the past two years by the members of the Wattles Group, see Schedule I.

On February 27, 2008, the members of the Wattles Group entered into a Joint Filing and Solicitation Agreement in which each member of the Wattles Group agreed to the joint filing on behalf of each of them of Statements on Schedule 13D and agreed to form a group for the purpose of soliciting proxies or written consents for the election of the Nominees to the Circuit City Board at the Annual Meeting and for the purpose of taking all other actions incidental to the foregoing.  The Wattles Group intends to seek reimbursement from Circuit City of all expenses it incurs in connection with this solicitation.  The Wattles Group does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

No Nominee is involved in any material pending legal proceedings with respect to the Company.  Except for what is set forth above, there is no other arrangement or understanding between any Nominee and any other person pursuant to which he was or is to be selected as a Nominee or director.  None of the Nominees currently holds any position or office with the Company or has ever served previously as a director of the Company.

The Wattles Group reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Exchange Act.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of Circuit City; (iii) no participant in this solicitation owns any securities of Circuit City which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of Circuit City during the past two years; (v) no part of the purchase price or market value of the securities of Circuit City owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Circuit City, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of Circuit City; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Circuit City; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of Circuit City’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Circuit City or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by Circuit City or its affiliates, or with respect to any future transactions to which Circuit City or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table is reprinted from Circuit City’s proxy statement filed with the
Securities and Exchange Commission on [________ __], 2008

The Wattles Group has omitted from this Proxy Statement certain disclosure required by applicable law that is already included in the Company’s proxy statement.  This disclosure includes, among other things, biographical information on Circuit City's directors and executive officers, information concerning executive compensation, an analysis of cumulative total returns on an investment in Shares during the past five years, information on dissenters’ rights of appraisal and procedures for submitting proposals for inclusion in the Company’s proxy statement at the next annual meeting.  Shareholders should refer to the Company’s proxy statement in order to review this disclosure.

WE URGE YOU TO SIGN, DATE AND RETURN THE [GOLD] PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES AND THE OTHER PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

Dated:                      [_________], 2008

Sincerely,

Wattles Capital Management, LLC

SCHEDULE I

EXHIBIT A

TRANSACTIONS IN SECURITIES OF CIRCUIT CITY STORES, INC.
DURING THE PAST TWO YEARS

Wattles Capital Management, LLC
Sales:

Class of Security	Quantity Purchased/(Sold)	Price Per Share ($)	Date of Purchase / Sale

HKW Trust
Purchases:

Class of Security	Quantity Purchased/(Sold)	Price Per Share ($)	Date of Purchase / Sale

Mark J. Wattles
Class of Security	Quantity Purchased/(Sold)	Price Per Share ($)	Date of Purchase/Sale

Don R. Kornstein
Class of Security	Quantity Purchased/(Sold)	Price Per Share ($)	Date of Purchase/Sale

Anthony Bergamo
Class of Security	Quantity Purchased/(Sold)	Price Per Share ($)	Date of Purchase/Sale

James A. Marcum
Class of Security	Quantity Purchased/(Sold)	Price Per Share ($)	Date of Purchase/Sale

Elliott Wahle
Class of Security	Quantity Purchased/(Sold)	Price Per Share ($)	Date of Purchase/Sale

Alexander M. Bond
Class of Security	Quantity Purchased/(Sold)	Price Per Share ($)	Date of Purchase/Sale

IMPORTANT

Tell Circuit City what you think!  Your vote is important.  No matter how many Shares you own, please give WCM your proxy FOR the election of WCM’s Nominees and the Proposals described in this Proxy Statement, including the removal of all existing directors (other than those elected at the Annual Meeting) without cause, by taking three steps:

•	SIGNING the enclosed GOLD proxy card,

•	DATING the enclosed GOLD proxy card, and

•	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact MacKenzie Partners, Inc. at the address set forth below.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com

or

CALL TOLL FREE (800) 322-2885

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED APRIL 28, 2008

GOLD PROXY

CIRCUIT CITY STORES, INC.

2008 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF WATTLES CAPITAL MANAGEMENT, LLC

THE BOARD OF DIRECTORS OF CIRCUIT CITY STORES, INC.
IS NOT SOLICITING THIS PROXY

P    R    O    X    Y

The undersigned appoints Mark J. Wattles and Alexander M. Bond, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Circuit City Stores, Inc. (“Circuit City” or the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company scheduled to be held at __________________, __________, _________ ________, on _______________ __, 2008, at __:__ _.m. (local time), and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The solicitation is being made on behalf of Wattles Capital Management, LLC, HKW Trust, Mark J. Wattles, James A. Marcum, Elliott Wahle, Don R. Kornstein, Anthony Bergamo and Alexander M. Bond.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to WCM a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” ELECTION OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 & 5.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

WATTLES CAPITAL MANAGEMENT STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES IN PROPOSAL NO. 1 AND “FOR” PROPOSALS 2, 3, 4 & 5.

Proposal 1 – Proposal to Elect James A. Marcum, Elliott Wahle, Don R. Kornstein and Anthony Bergamo as directors of the Company for a three-year term that expires at the 2011 annual meeting of the Company’s shareholders and Alexander M. Bond for a two-year term that expires at the 2010 annual meeting of the Company’s shareholders .

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees: James A. Marcum Elliott Wahle Don R. Kornstein Anthony Bergamo Alexander M. Bond	[ ]	[ ]	[ ] ________________ ________________

Proposal 2 – Proposal to remove, without cause, each member of Circuit City’s Board of Directors (“the Circuit City Board”), and any person (other than those elected by the Company’s shareholders at the Annual Meeting) elected or appointed to the Circuit City Board by such directors to fill any vacancy on the Circuit City Board or any newly-created directorships at any time from February 28, 2008 until and including the conclusion of the Annual Meeting.

[	] FOR	[	] AGAINST	[	] ABSTAIN

INSTRUCTION: TO VOTE FOR, AGAINST OR ABSTAIN FROM THE REMOVAL OF ALL THE PERSONS NAMED IN PROPOSAL NO. 2, CHECK THE APPROPRIATE BOX ABOVE.  IF YOU WISH TO VOTE FOR THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL NO. 2, BUT NOT ALL OF THEM, CHECK THE “FOR” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED IN THE SPACE PROVIDED BELOW.

PROPOSAL NO. 2 IS CONDITIONED UPON A MAJORITY OF WCM’S NOMINEES BEING ELECTED AT THE ANNUAL MEETING.

Proposal 3 - Proposal to (i) repeal any amendments adopted by the Circuit City Board without shareholder approval to the Circuit City Stores, Inc. Bylaws, as amended as of August 21, 2007 (the “Bylaws”), between August 21, 2007 and up through and including the Annual Meeting, (ii) repeal any new bylaws adopted by the Circuit City Board between August 21, 2007 and up through and including the Annual Meeting and (iii) provide that the Circuit City Board may not reinstate or amend any amended bylaw or new bylaw that is repealed by shareholders pursuant to this proposal.

[	] FOR	[	] AGAINST	[	] ABSTAIN

Proposal 4 - Proposal to approve the Company’s 2008 Annual Performance-Based Incentive Plan.

[	] FOR	[	] AGAINST	[	] ABSTAIN

Proposal 5 - Proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors to serve for the 2009 fiscal year.

[	] FOR	[	] AGAINST	[	] ABSTAIN

Dated:  ______________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.